Exhibit 99.1

Alesco Financial Inc. Announces

First Quarter 2009 Financial Results

Philadelphia, Pennsylvania – May 11, 2009 – Alesco Financial Inc. (NYSE: AFN) (“AFN” or the “Company”), a specialty finance real estate investment trust, today announced financial results for the three-months ended March 31, 2009.

AFN reported a GAAP net loss for the three-months ended March 31, 2009 of ($35.8) million, or ($0.60) per diluted common share, as compared to net income of $84.9 million, or $1.40 per diluted common share for the three-months ended March 31, 2008. AFN’s net loss for the three-month period ended March 31, 2009 included ($50.5) million in loan loss provisions on our residential mortgage and leveraged loan portfolios, partially offset by net investment income generated from our investment portfolio.

Liquidity and Equity Summary

As of March 31, 2009, our consolidated financial statements include $87.7 million of available, unrestricted cash and cash equivalents. The following table shows the components of our stockholders’ equity and the net change in cash and cash equivalents attributable to such components, in each case as determined in accordance with GAAP, as of, and for the three months ended, March 31, 2009. The table is divided between the components of our stockholders’ equity which are attributable to our assets and liabilities which are not assets and liabilities of consolidated variable interest entities (“VIEs”), and those which are assets and liabilities of consolidated VIEs. The assets of consolidated VIEs are pledged to satisfy the liabilities of the consolidated VIEs. The liabilities of our consolidated VIEs are non-recourse to us, but similarly we have no rights to use any of the proceeds of the assets held by consolidated VIEs to satisfy any of our recourse liabilities. The components of our stockholders’ equity attributable to our investments in consolidated VIEs are determined in accordance with GAAP (under which we consolidate all of the assets and liabilities of the VIEs) and do not reflect the fair value of the interests in the consolidated VIEs owned by us. The Net Change in Cash and Cash Equivalents column reflects the sources and uses of cash during the period with respect to each component of our stockholders’ equity.

(amounts in thousands)	Allocated Parent Stockholders’ Equity as of March 31, 2009	Net Change in Cash and Cash Equivalents for Three Months Ended March 31, 2009 (C)
Net Assets not Included in Consolidated VIEs:
Investments in TruPS debt securities	$5,790	$200
Investments in residential and commercial loans	8,876	304
Cash and cash equivalents	87,666	193
Other assets and liabilities, net (A)	3,863	(2,583	)(D)
Recourse indebtedness (A)	(76,188)	(949)

Net Assets of Consolidated VIEs (B):
Investments in TruPS CDOs	$4,935	—
Investments in leveraged loan CLOs and warehouse facility	1,203	2,819	(E)
Investment in Kleros Real Estate (MBS) CDOs	—	—
Investment in residential loan mortgage loan securitization	(6,137)	1,647

Total	$30,008	$1,631

(A)	Amount is net of our $1.5 million investment in common securities of the trusts that issued our junior subordinated debentures. The $1.5 million is recorded within other assets in our consolidated financial statements.

(B)	We currently hold the following notional amounts of preference shares or subordinated interests in consolidated VIEs: $218.5 million in TruPS CDOs, $48 million in leveraged loan CLOs, $38.5 million in a leveraged loan warehouse facility, $54.5 million in a whole-loan mortgage securitization and $90 million in Kleros Real Estate CDOs. As of March 31, 2009, the Company estimated the aggregate fair value of its investments in preference shares and subordinated interests of consolidated VIEs to be approximately $4.6 million.

(C)	The Company’s primary sources of cash are interest income on debt securities, cash deposits and mortgage loans, distributions from investments in consolidated VIEs (such as CDOs, CLOs and mortgage securitization) and proceeds from the sale of assets. The Company’s primary uses of cash are recourse debt service, payment of general and administrative expenses, and additional investments. The following reconciles the change in cash and cash equivalents during the three-months ended March 31, 2009:

Cash and cash equivalents, at the beginning of the period	$86,035
Net change in cash and cash equivalents	1,631

Cash and cash equivalents, at the end of the period	$87,666

(D)	Amount relates to payment of general and administrative expenses incurred directly by the Company. General and administrative expenses incurred and paid by consolidated VIEs reduce the Company’s net distributions, if any, from these consolidated VIEs and are not paid directly by the Company.

(E)	Amount includes $2.4 million of distributions from investments in CLOs, $1.8 million of distributions from an investment in a leveraged loan warehouse facility, and is partially reduced by $1.4 million of additional contributions to the leveraged loan warehouse facility during the three-months ended March 31, 2009. The leveraged loan warehouse facility is currently in default and all principal and interest collections are being used to amortize the warehouse credit facility debt. Subsequent to March 31, 2009, we experienced a partial failure of an interest diversion test in our Emporia II CLO, which resulted in a reduction to our quarterly cash distribution from the Emporia II CLO. The partial failure was primarily attributable to the recent increase in defaulted assets collateralizing the CLO. The interest diversion test was cured in April 2009; however, the current state of the credit markets and the economy in general increases the likelihood of defaults and ratings agency downgrades on the underlying collateral of our CLOs.

Management has evaluated our current and forecasted liquidity and continues to monitor evolving market conditions. Future investment alternatives and operating activities will continue to be evaluated against anticipated current and longer term liquidity demands. Management will continue to consider projections regarding our taxable income and liquidity position and decisions regarding future dividends are subject to the review and approval of our board of directors.

On October 10, 2008, the Company was notified by the New York Stock Exchange (the “NYSE”) that it was not in compliance with an NYSE continued listing standard applicable to its common stock. The standard requires that the average closing price of any listed security not fall below $1.00 per share for any consecutive 30 trading-day period. On October 15, 2008, the Company notified the NYSE of its intent to cure this deficiency. After exploring different alternatives for curing the deficiency and restoring compliance with the continued listing standards, the Company currently expects to effectuate a 1 for 10 reverse stock split of the outstanding shares of its common stock. Under the NYSE rules, the Company has six months from the date of the NYSE notice to comply with the NYSE minimum share price standard. If the Company is not compliant by that date, its common stock will be subject to suspension and delisting by the NYSE. However, on February 26, 2009, the NYSE granted NYSE-listed companies a reprieve from the NYSE’s $1 minimum price requirement until June 30, 2009. In addition, the NYSE extended until June 30, 2009 the temporary lowering of its market-capitalization standard to $15 million for listed companies, which generally requires that average market capitalization of a NYSE-listed company be at least $25 million over any 30 consecutive trading day period. We therefore have until August 13, 2009 to become compliant with the NYSE minimum share price standard. If we fail to meet any of the NYSE’s other listing standards, however, we may be delisted for failing to comply with the continued listing standards.

Investment Portfolio Summary

Investments in Debt Securities

The following table summarizes our investments in debt securities as of March 31, 2009 (dollars in thousands):

Investment Description	Amortized Cost	Cumulative Net Change in Fair Value	Estimated Fair Value	Weighted Average Coupon	Weighted- Average Years to Maturity
	(dollars in thousands)
TruPS and subordinated debentures and security-related receivables	$5,532,009	$(4,136,994)	$1,395,015	4.7%	27.4
MBS	2,030,142	(1,619,054)	411,088	2.4%	6.9

Total	$7,562,151	$(5,756,048)	$1,806,103	4.1%	21.9

Subsequent to the adoption of Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” on January 1, 2008, all of the Company’s investments in debt securities are classified as trading securities. The estimated fair values of our investments are based primarily on quoted market prices from independent pricing sources, or when quoted market prices are not available because certain securities do not actively trade in the public markets, based on comparisons to similar instruments or from internal pricing models. These internal valuation models include discounted cash flow analyses developed by management using current interest rates, estimates of the term of the particular contract, specific issuer information and other market data for securities without an active market. Management’s estimates of fair value require significant management judgment and are subject to a high degree of variability based upon market conditions, the availability of specific issuer information and management’s assumptions.

As of March 31, 2009, the aggregate principal amount of investments in the 46 TruPS investments that have defaulted or are currently deferring interest payments is $726.5 million, representing approximately 14.1% of our combined TruPS portfolio. As of March 31, 2009, $307.5 million of defaulted securities have been completely written off in our consolidated financial statements. For the three-months ended March 31, 2009, investment interest income does not include $9.1 million of interest earnings on the $726.5 million of currently deferring and defaulted securities. The TruPS deferrals and defaults described above have resulted in the over-collateralization tests being triggered in all eight CDOs in which we hold equity interests. The trigger of an over-collateralization test in a TruPS CDO means that AFN, as a holder of equity securities, will not receive current distributions of cash in respect of its equity interests until sufficient debt is paid down in the CDOs to cure the over-collateralization tests.

Investments in Loans

Loans accounted for as held for investment are recorded at amortized cost. Loans accounted for as held for sale are carried at the lower of cost or market, with changes in fair value recorded in the net change in fair value of investments in debt securities and loans and non-recourse indebtedness. The following table summarizes our investments in loans as of March 31, 2009 (dollars in thousands):

	Unpaid Principal Balance	Unamortized Premium/ (Discount)	Cumulative Unrealized Gain (Loss)	Carrying Amount	Number of Loans	Weighted- Average Interest Rate	Weighted- Average Contractual Maturity Date
March 31, 2009:
5/1 Adjustable rate residential mortgages	$593,654	$6,578	$—	$600,232	1,446	6.3%	July 2036
7/1 Adjustable rate residential mortgages	202,237	3,284	—	205,521	472	6.6%	Dec 2036
10/1 Adjustable rate residential mortgages	68,048	1,243	—	69,291	184	6.8%	Sept 2036
Commercial loan (1)	7,464	—	—	7,464	1	21.0%	—
Leveraged loans	867,537	(10,244)	(60,530)	796,763	435	5.4%	May 2013

Total	$1,738,940	$861	$(60,530)	$1,679,271	2,538	5.9%

(1)	Weighted-average interest rate excludes non-interest accruing commercial loan.

As of March 31, 2009, the Company continues to classify all of the leveraged loans included in its warehouse facility with a third party as held for sale. During the three-months ended March 31, 2009, the Company recorded a $40 million increase to the fair value of these leveraged loans. The fair value increase was primarily attributable to a tightening of estimated credit spreads as evidenced by comparable market leveraged loan data. During the fourth quarter of 2008, the Company determined that it no longer had the intent to hold these particular loans to maturity or for the foreseeable future. The warehouse facility that provides short-term financing for approximately $157.1 million of par value of leveraged loans is scheduled to mature in May 2009 and, as previously disclosed, is currently in default. If the securitization markets remain effectively closed for the foreseeable future, the Company will likely lose the first loss cash that is deposited with the warehouse lender in the amount of $38.5 million, which is the maximum amount of loss that the Company is exposed to from the warehouse facility.

The following table summarizes the Company’s allowance for loan losses:

	As of March 31, 2009	As of December 31, 2008
Leveraged loans	$46,742	$26,765
Residential mortgages	67,799	41,663

Total	$114,541	$68,428

The following table provides a roll-forward of our loan loss reserves:

For the Three-Months Ended March 31, 2009
Balance, December 31, 2008	$68,428
Additions	50,458
Charge-offs	(4,345)

Balance, March 31, 2009	$114,541

Indebtedness

The following table summarizes our total indebtedness (including recourse and non-recourse indebtedness) as of March 31, 2009 (dollars in thousands):

Description	Amortized Cost	Cumulative Net Change in Fair Value	Carrying Amount	Interest Rate Terms	Current Weighted- Average Interest Rate	Weighted- Average Contractual Maturity
Non-recourse indebtedness:
Trust preferred obligations	$385,600	$(286,084)	$99,516	1.7% to 9.3%	4.6%	Oct 2036
Securitized mortgage debt	821,802	—	821,802	5.0% to 6.0%	5.7%	Dec 2046
CDO notes payable (1)	8,436,837	(6,309,824)	2,127,013	0.7% to 7.9%	1.7%	Mar 2039
Warehouse credit facilities	123,114	—	123,114	3.7%	3.7%	May 2009

Total non-recourse indebtedness	$9,767,353	$(6,595,908)	$3,171,445

Recourse indebtedness:
Junior subordinated debentures	$49,614	$—	$49,614	5.6% to 9.5%	7.9%	Aug 2036
Contingent convertible debt	28,063	—	28,063	7.6%	7.6%	May 2027

Total recourse indebtedness	$77,677	$—	$77,677

Total indebtedness	$9,845,030	$(6,595,908)	$3,249,122

(1)	Excludes CDO notes payable purchased by the Company which are eliminated in consolidation. Carrying amount includes $1.4 billion of liabilities at fair value.

Recourse indebtedness refers to indebtedness that is recourse to the general assets of the Company. As indicated in the table above, the Company’s consolidated financial statements include recourse indebtedness of $77.7 million as of March 31, 2009. Non-recourse indebtedness consists of indebtedness of consolidated VIEs (i.e. CDOs, CLOs and other securitization vehicles) which is recourse only to specific assets pledged as collateral to the lenders. The creditors of each consolidated VIE have no recourse to the general credit of the Company. As of March 31, 2009, the Company’s maximum exposure to economic loss as a result of its involvement with each VIE is the $449.5 million of capital that the Company has invested in warehouse first-loss deposits and the preference shares or debt of the CDO, CLO or other types of securitization structures. None of the indebtedness shown in the table above subjects the Company to potential margin calls for additional pledges of cash or other assets.

Adoption of New Accounting Principles

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). SFAS No. 160 requires reporting entities to present noncontrolling (minority) interests as equity (as opposed to as a liability or mezzanine equity) and provides guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS No. 160 applies prospectively as of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements which will be applied retrospectively for all periods presented. As of January 1, 2009, the Company adopted SFAS No. 160 and the adoption of SFAS No. 160 resulted in the following changes to the presentation of the Company’s prior period consolidated financial statements: (1) reclassified all amounts previously included within the “Minority interests” financial statement caption to the “Noncontrolling interests in subsidiaries” financial statement caption, which is included within the equity section of the Company’s consolidated balance sheets; (2) consolidated net income (loss) was adjusted to include net income (loss) attributable to both the controlling and noncontrolling interests; and (3) consolidated comprehensive income (loss) was adjusted to include comprehensive income (loss) attributable to both the controlling and noncontrolling interests. The adoption of SFAS No. 160 did not have an impact on net income (loss) for any prior periods.

In May 2008, the FASB issued FSP No. Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” or FSP APB 14-1, which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. FSP APB 14-1 requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The equity component is presented in parent stockholders’ equity and the accretion of the resulting discount on the debt is recognized as part of interest expense in the consolidated statement of operations. FSP APB 14-1 requires companies to retroactively apply the requirements of the pronouncement to all periods presented. As of January 1, 2009, the Company adopted FSP APB 14-1 and the effect of adoption was not material to the three months ended March 31, 2009 and 2008. However, the consolidated financial statements as of and for the year ended December 31, 2008 have been retroactively restated for the adoption, which resulted in an increase to the Company’s net loss of $1.6 million or $0.03 per diluted share and a $2.2 million increase to parent stockholders’ equity at January 1, 2008.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, “Earnings per Share.” Under the guidance in FSP EITF 03-6-1, unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. As of January 1, 2009, the Company adopted FSP EITF 03-6-1 and all prior-period earnings per share data presented was adjusted retrospectively. The effect of adoption was a reduction to basic and diluted earnings (loss) per share by $0.03 for the three-months ended March 31, 2008, and there was no material impact to the three-months ended March 31, 2009.

Conference Call

As previously announced, a conference call to discuss these financial results with investors and analysts will be held on May 11, 2009 at 10:00 AM ET. Interested parties can access the live webcast of our conference call by clicking on the webcast link on our homepage at www.alescofinancial.com. Those wishing to participate in the conference call via telephone with operator assistance can dial 866-831-6272 or, for those calling from overseas, 617-213-8859, at least ten minutes in advance of the scheduled time. A replay will be available for two weeks at 888-286-8010, pass code 59551093.

About Alesco Financial Inc.

Alesco Financial Inc. is a specialty finance REIT headquartered in Philadelphia, Pennsylvania. Alesco Financial Inc. is externally managed by Cohen & Company Management, LLC, a subsidiary of Cohen & Company, an alternative investment management firm, which, since 2001, has provided financing to small and mid-sized companies in financial services, real estate and other sectors. For more information, please visit www.alescofinancial.com.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Alesco Financial Inc. cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Alesco Financial Inc. to successfully execute its business plans or gain access to additional financing, continued disruption in the U.S. credit markets generally and the mortgage loan and CDO markets particularly, AFN’s ability to timely consummate the merger with Cohen & Company, the limited availability of additional investment portfolios for future acquisition, performance of existing investments, AFN’s ability to restore compliance with NYSE continued listing standards or, in the event that AFN is unable to maintain its listing with the NYSE, its ability to comply with the initial listing standards of the NYSE or another securities exchange, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site at www.sec.gov and Alesco Financial Inc.’s web site, www.alescofinancial.com. Alesco Financial Inc. disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, AFN will file with the SEC, a registration statement on Form S-4 which will include proxy statements of AFN and Cohen & Company and a prospectus of AFN. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to AFN’s stockholders. In addition, stockholders will be able to obtain the proxy statement/prospectus and all other relevant documents filed by AFN with the SEC free of charge at the SEC’s website www.sec.gov or from Alesco Financial Inc., Attn: Investor Relations, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

Participants in the Solicitation

AFN and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AFN in favor of the proposed merger. Information about the directors and executive officers of AFN and their ownership of AFN stock is set forth in AFN’s annual report on Form 10-K/A filed with the SEC on April 30, 2009. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus for the proposed merger when it becomes available. Stockholders may obtain these documents from the SEC or AFN using the contact information above.

Alesco Financial Inc.

Consolidated Statements of Income (Loss)

(Unaudited and in thousands, except share and per share information)

	For the Three Months Ended March, 31, 2009	For the Three Months Ended March, 31, 2008 (As Adjusted)
Net investment income (loss):
Investment interest income	$99,884	$173,895
Investment interest expense	(58,953)	(139,784)
Provision for loan losses	(50,458)	(7,564)

Net investment income (loss)	(9,527)	26,547

Expenses:
Related party management compensation	3,876	4,715
General and administrative	3,973	3,615

Total expenses	7,849	8,360
Other income and expense:
Interest and other income	406	1,494
Net change in fair value of investments in debt securities and loans and non-recourse indebtedness	6,877	202,858
Net change in fair value of derivative contracts	(4,752)	(82,863)
Credit default swap premiums	—	(1,335)
Impairments on other investments and intangible assets	(2,077)	(8,557)
Net realized loss on sale of assets	(11,845)	(1,449)

Earnings (loss) before benefit (provision) for income taxes	(28,767)	128,335
Benefit (provision) for income taxes	(14,188)	427

Net income (loss)	(42,955)	128,762
Less: Net (income) loss attributable to noncontrolling interests	7,122	(43,875)

Net income (loss) attributable to common stockholders	$(35,833)	$84,887

Earnings (loss) per share—basic:
Basic earnings (loss) per share	$(0.60)	$1.40

Weighted-average shares outstanding—Basic	60,171,324	60,548,032

Earnings (loss) per share—diluted:
Diluted earnings (loss) per share	$(0.60)	$1.40

Weighted-average shares outstanding—Diluted	60,171,324	60,548,032

Distributions declared per common share	$—	$0.25

Note:	See “Adoption of New Accounting Principles” section of this release for discussion of current and prior period effects of new accounting principles.

Alesco Financial Inc.

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share information)

	As of March 31, 2009	As of December 31, 2008 (As Adjusted)
Assets
Investments in debt securities and security-related receivables, at fair value	$1,806,103	$2,079,750
Investments in loans
Residential mortgages	875,044	901,491
Commercial mortgages	7,464	7,464
Leveraged loans (including amounts held for sale of $96,287 and $63,601, respectively)	796,763	780,269
Loan loss reserve	(114,541)	(68,428)

Total investments in loans, net	1,564,730	1,620,796
Cash and cash equivalents	87,666	86,035
Restricted cash and warehouse deposits	77,194	54,059
Accrued interest receivable	22,777	31,435
Deferred tax asset	11,620	25,036
Other assets	33,839	37,820

Total assets	$3,603,929	$3,934,931

Liabilities and equity
Indebtedness
Trust preferred obligations, at fair value	$99,516	$120,409
Securitized mortgage debt	821,802	844,764
CDO notes payable (including amounts at fair value of $1,421,683 and $1,647,590, respectively)	2,127,013	2,342,920
Warehouse credit facilities	123,114	126,623
Recourse indebtedness	77,677	77,656

Total indebtedness	3,249,122	3,512,372
Accrued interest payable	21,668	30,530
Related party payable	5,899	4,880
Derivative liabilities	250,056	266,984
Other liabilities	11,531	12,165

Total liabilities	3,538,276	3,826,931
Equity
Preferred stock, $0.001 par value per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 60,171,324 issued and outstanding, including 836,776 and 985,810 unvested restricted share awards, respectively	59	59
Additional paid-in-capital	484,742	484,612
Accumulated other comprehensive loss	(13,464)	(14,223)
Accumulated deficit	(441,329)	(405,496)

Total parent stockholders’ equity	30,008	64,952
Noncontrolling interests in subsidiaries	35,645	43,048

Total equity	65,653	108,000

Total liabilities and equity	$3,603,929	$3,934,931

Note:	See “Adoption of New Accounting Principles” section of this release for discussion of current and prior period effects of new accounting principles.

# # #

Investors:	Media:
John Longino	Joseph Kuo
Chief Financial Officer	Kekst and Company
215-701-8952	212-521-4863
info@alescofinancial.com